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                                                                   EXHIBIT 23(V)

                    [LETTERHEAD OF DILLON, READ & CO. INC.]

    We hereby consent to the reference to us under the caption "The Merger -- Opinion of Financial Advisor" in the Registration Statement on Form S-4 (File No. 33- ) of Pfizer Inc. and to the inclusion of our fairness opinion as an appendix to the Proxy Statement/Prospectus constituting a part of said Registration Statement.

                                          /s/ Dillon, Read & Co. Inc.
                                          Dillon, Read & Co. Inc.

Dated: February 13, 1995